VIACOM TAKES CONTROL OF PARAMOUNT

    -- Pays For Paramount Shares Accepted For Payment --

New York, New York, March 11, 1994 -- Viacom Inc. (ASE: VIA and VIAB) announced today that it has paid for the 61,657,432 shares (50.1%) of Paramount Communications Inc. (NYSE: PCI) accepted for payment under the terms of its tender offer.

   With the completion of this payment, Viacom has acquired a majority of the outstanding shares of Paramount.

   Viacom also said that it had designated a majority of the Paramount Board of Directors to serve in that capacity until Paramount becomes a wholly owned subsidiary of Viacom.

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Contact:   Viacom Inc.                        Edelman
           Raymond A. Boyce                   Robert C. Hubbell
           212/258-6530                       212/704-8255






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